Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of Class A common stock, $0.01 par value per share, of TerraForm Global, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Act.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

June 30, 2017

ORION US HOLDINGS 1 L.P., by its general partner, ORION US GP LLC

By:	/s/Fred Day
Name: Fred Day
Title: Vice President

ORION US GP LLC

By:	/s/Fred Day
Name: Fred Day
Title: Vice President

BROOKFIELD INFRASTRUCTURE FUND III GP LLC

By:	/s/Fred Day
Name: Fred Day
Title: Vice President

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P., by its general partner, BROOKFIELD PRIVATE FUNDS HOLDINGS INC.

By:	/s/James Rickert
Name: James Rickert
Title: Vice President

BROOKFIELD BRP HOLDINGS (CANADA), INC.

By:	/s/ Andrea Rocheleau
Name: Andrea Rocheleau
Title: Senior Vice President

BROOKFIELD RENEWABLE ENERGY
L.P., by its general partner, BREP HOLDING
L.P., by its general partner, BRP BERMUDA
GP LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BREP HOLDING L.P., by its general partner,
BRP BERMUDA GP LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BRP BERMUDA GP LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE PARTNERS
L.P., by its general partner, BROOKFIELD
RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/A.J. Silber
Name: A.J. Silber
Title: Vice-President, Legal Affairs

PARTNERS LIMITED

By:	/s/Brian D. Lawson
Name: Brian D. Lawson
Title: President